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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is made and entered into as of June 28, 2002, by and between Advanced Medical Optics, Inc., a Delaware corporation (the "Company"), AMO Germany GmbH, a German entity ("AMO Germany"), and Holger Heidrich ("Executive").

                                    RECITALS

                  WHEREAS, effective as of the date hereof, Executive is employed by Pharm-Allergan GmbH, a German entity.

                  WHEREAS, the Company and AMO Germany are wholly owned subsidiaries of Allergan.

                  WHEREAS, the parties anticipate the consummation of the spinoff transaction approved by the Board of Directors of Allergan by resolutions approved on January 18, 2002 (the consummation of such transaction referred to herein as the "Spinoff").

                  WHEREAS, AMO Germany and the Company desires to employ Executive, and Executive desires to accept such employment on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained herein, the Company, AMO Germany and Executive agree as follows:

                                   ARTICLE 1.

                                 EFFECTIVE DATE;
                               TERM OF EMPLOYMENT

1.1 Effective Date. This Agreement shall become effective upon June 28,2002. This Agreement shall govern the terms of Executive's employment hereunder on and after the Effective Date.

1.2 Term of Employment. Subject to extension in accordance with Section 1.3, the term of this Agreement shall commence on the Effective Date and shall continue until the third anniversary of the Effective Date (the "Initial Term"), unless terminated earlier in accordance with Article 5 of this Agreement. Upon expiration of the Term (as defined below), Executive shall resign from all positions with the Company, AMO Germany and their affiliates and Executive's employment with the Company, AMO Germany and their affiliates shall terminate.

1.3 Extension of Term. The term of this Agreement shall be automatically extended by one (1) year from the expiration of the Initial Term and on each subsequent anniversary of the Effective Date, unless either party elects not to so extend the term of the Agreement by notifying the other parties, in writing, of such election not less than six (6) months prior to the last day of the Term as then in effect. Any extension shall become effective immediately as of the day following the

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date which is six (6) months prior to the last day of the Term as then in effect. For purposes of this Agreement, the "Term" shall mean the period commencing on the Effective Date and ending on the last day of the Initial Term or, if applicable, the last day of the latest one-year extension of this Agreement in accordance with this Section 1.3.

1.4 Termination of Prior Agreements. Effective as of the Effective Date, Executive shall resign from his employment with Allergan and from any and all positions with Allergan. Effective as of the Effective Date, the agreements set forth in Exhibit A (the "Prior Agreements") and the rights and obligations of Executive and any other party or parties thereunder shall terminate. Executive agrees to execute and deliver to Allergan such amendments to the agreements listed on Exhibit A as Allergan reasonably determines necessary to terminate the Prior Agreements and release any and all of the obligations of Allergan and its affiliates under the Prior Agreements effective as of the Effective Date.

                                   ARTICLE 2.

                               EMPLOYMENT; DUTIES

2.1 Employment. During the Term, AMO Germany and the Company shall employ Executive, and Executive shall accept such employment, upon the terms and subject to the conditions set forth in this Agreement.

2.2 Position. Executive shall be employed as Corporate Vice President and President, Europe, Africa, Asia Pacific Region of the Company, and as Managing Director ("Geschaftsfuhrer") of AMO Germany. His position is classified as "grade 13". The Executive shall, during the Term, serve in such position(s) or in such other position or positions as the Board of Directors of the Company (the "Board") may reasonably request from time to time. Executive shall report directly to the Chief Executive Officer of the Company. Upon the termination of Executive's employment hereunder in accordance with Article 5, Executive shall immediately resign from all positions with the Company, AMO Germany and their affiliates.

2.3 Duties. During the Term, Executive shall devote his full business time, attention and energies to the business of the Company, AMO Germany and their affiliates and use his best efforts to promote the interest of the Company, AMO Germany and its affiliates. Executive shall perform such duties, services and responsibilities incident to the Executive's positions which are reasonably consistent with such positions and shall act in accordance with the policies and directives of the Company and AMO Germany as determined from time to time.

2.4 Other Activities. Except with the prior written approval of the Board, which the Board may grant or withhold in its sole and absolute discretion, Executive shall not, during the Term, be actively engaged in any other business activity, including, but not limited to, activity as a consultant, agent, partner, officer or director, or provide business services of any nature directly or indirectly to a corporation or other business enterprise; provided, however, that so long as the activities do not interfere with Executive's duties and responsibilities hereunder, Executive may participate in other business activities for non-profit institutions from time to time. Notwithstanding the foregoing, it shall not be a breach of this Agreement for Executive to serve on civic or charitable boards or committees, or to invest his personal assets in other businesses or ventures to the extent that such other activities, businesses or ventures do not materially interfere

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with the performance of his duties under this Agreement. None of the foregoing shall in any way modify Executive's responsibilities hereunder, including without limitation Executive's responsibilities under Article 10.

                                   ARTICLE 3.

                         SALARY, BONUS AND STOCK OPTIONS

3.1 Base Salary. During the Term, the Company and AMO Germany shall pay jointly and severally Executive a base salary ("Base Salary") at an annual rate of 300,468 Euro, subject to change as provided in this Section 3.1, and payable in twelve monthly rates due at the end of each calendar month. Such annual rate shall be reviewed by the Board or its designee at least annually and may be increased or reduced in such amounts as the Board or its designee deems appropriate in its sole discretion; provided, however, that during the Term the Base Salary shall not be less than 300,468 Euro. As used in this Agreement "jointly and severally" means that the Company and AMO Germany are each liable for the whole obligation, but Executive is entitled to one performance only.

3.2 Bonus Programs. Executive shall be eligible to participate in such bonus plans or programs as are generally available from time to time to similarly situated executive employees of the Company, subject to and in accordance with the terms, conditions and overall administration of such bonus plans or programs. Based on the new AMO Management Bonus Plan with effect of July 1/st/, 2002, the target bonus for Executives position (Grade 13) is 40% of the annualized base salary. Nothing herein is intended or shall be construed to require the institution or continuation of any bonus plan or program, or to entitle Executive to receive any bonus

3.3 Stock Options or Other Equity-Based Awards. Executive shall be eligible to receive awards under such stock option or other equity award plans or programs as are generally available from time to time to similarly situated executive employees of the Company and AMO Germany, subject to and in accordance with the terms, conditions and overall administration of such plans or programs. Nothing herein is intended or shall be construed to require the institution or continuation of any stock option or other equity award plan or program, or to entitle Executive to receive any stock option or other equity award.

3.4 Withholding. The Company and/or AMO Germany shall deduct or withhold from the compensation and benefits payable to Executive hereunder any and all sums required for federal income and employment and other taxes and all state or local income and other taxes now applicable or that may be enacted and become applicable during the Term.

                                   ARTICLE 4.

                                EMPLOYEE BENEFITS

4.1 Employee Benefits. During the Term, Executive shall be entitled to participate in or receive such benefits and perquisites as are provided generally from time to time to similarly situated executive employees of the Company and AMO Germany, subject to and in accordance with the terms, conditions and overall administration of the benefit plans pertaining to such benefits. Nothing herein is intended or shall be construed to require the institution or continuation of any

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plan or benefits. The Company and/or AMO Germany may, in their sole discretion, grant such additional benefits to Executive from time to time as the Company and/or AMO Germany deems proper and desirable.

4.2 Car policy. The Company and AMO Germany shall provide Executive with a car according to the Car Policy of AMO Germany, which will not differ substantially from the Car Policy of Allergan. Executive and his dependents shall be entitle to use the car also for private purposes. The Company and AMO Germany shall bear jointly and severally the operating costs and the tax resulting from the monetary value benefit ("geldwerter Vorteil") of the car's private use by Executive.

4.3 Insurance: For the term of the employment the Company and AMO Germany shall undertake to conclude an insurance for the benefit of Executive with the following coverage sums:

                  Euro 512,000 invalidity

                  Euro 1,023,000 death

                  Euro 16,000 temporary allowance ("Ubergangsentschadigung")

                  Euro 39 daily benefit during hospitalization

                  Euro 7,670 travel insurance

4.4 Payment for health insurance: The Company and AMO Germany shall reimburse jointly and severally Executive 50% of his contributions to his voluntary heath insurance up to the amount of 50% of the contribution to the statutory health insurance.

4.5 Capital accumulation benefits: The Company and AMO Germany shall pay jointly and severally Executive capital accumulation benefits ("Vermogenswirksame Leistungen") of Euro 78 per month according to the German applicable provisions.

4.6 Payment in case of temporary disability: In case of temporary disability of Executive the Company and AMO Germany shall continue to pay the Executive's base salary up to a period of of his temporary disability, less any amounts Executive receives from insurance or disability benefits. Executive shall be entitle to bonus consideration during the period of his temporary disability based upon performance results.

4.7 Office Support. Executive shall be entitled to receive secretarial and other office support commensurate with Executive's position and consistent with the general policies and practices of the Company and AMO Germany.

4.8 Vacation. During the Term, Executive shall be entitled to paid vacation for 30 working days. Saturday is not to be considered a working day. The paid vacation, to the extent unused in any given year, may be carried over to the following year to the extent permitted by the policies of the Company and AMO Germany then in effect. The Executive shall be entitle to vacation allowance of Euro 21 per each vacation day.

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4.9  Business Expenses.

          (a) Reimbursement. The Company and AMO Germany shall pay or reimburse jointly and severally Executive for all reasonable and authorized business expenses incurred by Executive during the Term.

          (b) Business Travel. The Company and AMO Germany shall reimburse jointly and severally Executive for expenses incurred for business-related travel in accordance with the AMO Germany's travel reimbursement policy and the commitment by Allergan dated October 26, 1998.

          (c) Documentation. As a condition to reimbursement under this Section 4.4, Executive shall furnish to the Company and AMO Germany as the case may be adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure. Executive acknowledges and agrees that failure to furnish the required documentation may result in the Company or AMO Germany denying all or part of the expense for which reimbursement is sought.

                                   ARTICLE 5.

                            TERMINATION OF EMPLOYMENT

5.1 Termination of Employment. During the Term and notwithstanding the provisions of Article 1, Executive's employment hereunder shall be terminated, or may be terminated, as the case may be, under the following circumstances:

          (a) Termination upon Death. Executive's employment hereunder shall terminate upon his death.

          (b) Termination upon Disability. Executive's employment hereunder shall terminate upon the receipt of a Notice of Termination (as defined in subsection (g) below) to Executive (or Executive's legal representative, if applicable) citing Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders Executive unable to perform his duties under this Agreement for more than 120 days during any 180-day period.

          (c) Discharge for Cause. The Company may terminate Executive's employment hereunder for Cause (a "Discharge for Cause") upon at least fifteen
(15) days' written notice in the form of a Notice of Termination. For purposes of this Agreement, "Cause" shall be limited to only three types of events:

                 (i) the willful and continued refusal of Executive to comply with a lawful, written instruction of the Board so long as the instruction is consistent with the scope and responsibilities of Executive's position and Executive has failed to end such willful and continued refusal within fifteen
(15) business days of written notice thereof from the Company;

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                 (ii)  willful misconduct by Executive which results in a
material financial loss to the Company (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or

                 (iii) Executive's conviction of any felony.

Notwithstanding the foregoing, no act or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

             (d) Discharge Without Cause. The Company and AMO Germany may terminate Executive's employment hereunder before the end of the Term, other than for Cause (a "Discharge Without Cause") upon at least sixty (60) days' written notice in the form of a Notice of Termination. Termination of Executive's employment hereunder due to Executive's death or Executive's disability shall not be considered a Discharge Without Cause. However, termination of Executive's employment hereunder due to Company's or AMO Germany's decision not to renew this Agreement in accordance with Section 1.3 other than for Cause shall be considered a Discharge Without Cause.

             (e) Voluntary Resignation for Good Reason. Executive may terminate Executive's employment hereunder for Good Reason (a "Voluntary Resignation for Good Reason") upon at least sixty (60) days' written notice to the Company in the form of a notice of resignation (the "Notice of Resignation"). The Notice of Resignation shall set forth the circumstances which in Executive's view constitute Good Reason hereunder and shall be delivered to the Company within sixty (60) days of the occurrence of the applicable Good Reason event. For purposes of this subsection (e) and subsection (f), "Good Reason" shall mean:

                 (i) Executive's overall compensation is reduced or adversely modified in any material respect, or

                 (ii)  Executive's duties are materially changed.

For purposes of subsection (ii), above, Executive's duties shall be considered to have been "materially changed" if, without Executive's express written consent, there is any substantial diminution or adverse modification in Executive's overall position, responsibilities or reporting relationship, or if, without Executive's express written consent, Executive's job location is transferred to a site more than fifty (50) miles away from his then current place of employment. During the period of notice set forth above in this subsection (e), the Company shall be afforded reasonable opportunity to establish, to the reasonable satisfaction of Executive, that the Good Reason circumstances cited in Executive's Notice of Resignation were not present on the date of such Notice of Resignation, or are no longer present, in which case Executive's employment hereunder shall not terminate under this subsection (e).

             (f) Voluntary Resignation other than for Good Reason. Executive may terminate Executive's employment hereunder other than for Good Reason (a "Voluntary Resignation other than for Good Reason") upon at least sixty (60) days' written notice to the Company in the form of a Notice of Resignation.

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     (g) Notice of Termination. Any termination of Executive's employment by the
Company or AMO Germany shall be communicated by written Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (h) Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated by reason of his disability, the date of the Notice of Termination's receipt citing the opinion of the physician referred to in subsection (b), above, (iii) if the Executive's employment is terminated pursuant to subsections (c) or (d), above, the date specified in the Notice of Termination, however, no earlier than the receipt of it, and (iv) if the Executive's employment is terminated under subsections (e) or (f), above, the date specified in the Notice of Resignation, or, if no Notice of Resignation is provided, then the date Executive ceased to provide services to the Company in the reasonable judgment of the Board, which determination shall be final and conclusive.

                                   ARTICLE 6.

                          PAYMENTS UPON TERMINATION OF
                         EMPLOYMENT; SEVERANCE PAYMENTS

     6.1 Termination upon Death. In the event of the termination of Executive's employment hereunder due to Executive's death, the Company and AMO Germany shall pay jointly and severally to Executive's estate or provide: (i) any unpaid amount of Base Salary earned through the date of Executive's death, (ii) a lump sum equal to Executive's bonus at target, pro-rated for the period from the beginning of the bonus plan year through the date of Executive's death, (iii) a lump sum equal to Executive's unused accrued vacation time, at his Base Salary rate, through the date of Executive's death, (iv) his then current Base Salary until the earlier of (A) twelve (12) months after the date of Executive's death and (B) the last day of the Term as then in effect, (v) expenses incurred by Executive reimbursable under Section 4.4, and (vi) continued medical and other welfare plan coverage for Executive's eligible dependents (if any) for twelve
(12) months upon the same terms as are generally applied from time to time for similarly situated executive employees.

     6.2 Termination upon Disability. In the event of the termination of Executive's employment hereunder due to Executive's disability, the Company and AMO Germany shall pay or provide jointly and severally to Executive: (i) any unpaid amount of Base Salary earned through the Date of Termination, (ii) a lump sum equal to Executive's bonus at target, pro-rated for the period from the beginning of the bonus plan year through the Date of Termination, (iii) a lump sum equal to Executive's unused accrued vacation time, at his Base Salary rate, through the Date of Termination, (iv) his then current Base Salary (payable in accordance with the Company's and AMO Germany executive compensation practices) until Executive begins to receive benefits under the long term disability insurance provided hereunder (if any), but in no event following twelve (12) months after the Date of Termination, (v) expenses incurred by Executive prior to the Date of Termination reimbursable under Section 4.4, and (vi) continued medical and other welfare plan coverage for Executive and Executive's eligible dependents (if any) for twelve (12)

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months upon the same terms as are generally applied from time to time for similarly situated executive employees.

6.3 Discharge for Cause. In the event of the termination of Executive's employment hereunder by a Discharge for Cause, the Company and AMO Germany shall pay jointly and severally to Executive: (i) his Base Salary through the Date of Termination, (ii) a lump sum equal to Executive's unused accrued vacation time (at his Base Salary rate) through the Date of Termination, and (iii) expenses incurred by Executive prior to the Date of Termination reimbursable under
Section 4.4.

6.4 Discharge Without Cause. In the event the Executive's employment hereunder is terminated due to a Discharge Without Cause, the Company and AMO Germany shall pay or provide jointly and severally to Executive: (i) the Severance Payment, (ii) a lump sum equal to Executive's bonus at target, pro-rated for the period from the beginning of the bonus plan year through the Date of Termination, (iii) a lump sum equal to Executive's unused accrued vacation time (at his Base Salary rate) through the Date of Termination, (iv) expenses incurred by Executive prior to the Date of Termination reimbursable under
Section 4.4, and (v) continued medical and other welfare plan coverage for Executive and Executive's eligible dependents (if any) for twelve (12) months upon the same terms as are generally applied from time to time for similarly situated executive employees.

6.5 Voluntary Resignation for Good Reason. In the event the Executive's employment hereunder is terminated due to a Voluntary Resignation for Good Reason, the Company and AMO Germany shall pay or provide jointly and severally to Executive: (i) the Severance Payment, (ii) a lump sum equal to Executive's bonus at target, pro-rated for the period from the beginning of the bonus plan year through the Date of Termination, (iii) a lump sum equal to Executive's unused accrued vacation time (at his Base Salary rate) through the Date of Termination, (iv) expenses incurred by Executive prior to the Date of Termination reimbursable under Section 4.4, and (v) continued medical and other welfare plan coverage for Executive and Executive's eligible dependents (if any) for twelve (12) months upon the same terms as are generally applied from time to time for similarly situated executive employees.

6.6 Voluntary Resignation other than for Good Reason. In the event the Executive's employment hereunder is terminated due to a Voluntary Resignation other than for Good Reason, the Company and AMO Germany shall pay jointly and severally to Executive: (i) his Base Salary through the Date of Termination,
(ii) a lump sum equal to Executive's unused accrued vacation time (at his Base Salary rate) through the Date of Termination, and (iii) expenses incurred by Executive prior to the Date of Termination reimbursable under Section 4.4.

6.7 Severance Payment. Except as provided in Section 6.8, the "Severance Payment" payable to Executive shall be a lump sum payment equal to two (2) times Executive's Compensation (as defined in Section 7.2, below), in the event Executive's employment hereunder is terminated in a Qualifying Termination (as defined in Section 7.3, below) at any time during the Term.

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6.8 Severance Payment and Benefits Following a Change in Control.
Notwithstanding Section 6.7, the "Severance Payment" payable to Executive shall be a lump sum payment in an amount equal to three (3) times Executive's Compensation, in the event of:

     (a) a Change in Control (as defined in Section 7.1, below), and

     (b) the termination of Executive's employment hereunder in a Qualifying Termination within one hundred twenty (120) days prior to or within two (2) years after a Change in Control, and, in such event, the Company and AMO Germany agree that all stock options, restricted stock and other incentive compensation awards of Executive that are outstanding at the time of the Qualifying Termination and that have not previously become exercisable, payable or free from restrictions shall immediately become exerciseable, payable or free from restrictions, as the case may be, in their entirety, and that the exercise period of any stock option or other incentive award shall continue for the length of the exercise period specified in the grant of the award determined without regard to Executive's termination of employment. Notwithstanding any other provisions in this Agreement to the contrary, in such event, Executive shall also be entitled to continue to participate for three years following the Qualifying Termination in all of the employee benefit programs of the Company and AMO Germany (including, but not limited to, group medical insurance, group dental insurance, group-term life insurance, disability insurance, automobile allowance, gasoline allowance, and a full allowance for club dues and tax and financial planning) available to the Executive before the Qualifying Termination in the same way and at the same level as immediately prior to the Qualifying Termination at no additional cost to Executive, except to the extent tax rules require the inclusion of the value of such benefits in Executive's income. Executive shall also receive executive outplacement benefits of a type and duration generally provided to executives at Executive's level.

6.9 Termination of Obligations. In the event of the termination of Executive's employment hereunder pursuant to Article 5, the Company and AMO Germany shall have no further obligation to pay Executive any Base Salary, bonus or other compensation or benefits, except as provided in this Article 6 or Article 8 or, for benefits due to Executive (and his dependents), under the terms of the Company's and AMO Germany's employee benefit plans. The payments under this Agreement are in lieu of any severance payment that Executive might otherwise be entitled to from the Company or AMO Germany under the Company's or AMO Germany's applicable severance pay policies. However, if by the terms of the Company's or AMO Germany's applicable severance pay policies for a reduction in force the amount computed under the policy would be greater than the Severance Payment described in this Agreement, then the Severance Payment shall be such greater amount.

                                   ARTICLE 7.

           DEFINITIONS APPLICABLE TO SEVERANCE OR RETENTION PAYMENTS

7.1 Change in Control. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following transactions after the Effective
Date:

     (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes

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the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a
"Beneficial Owner"), directly or indirectly, of securities of the Company representing (i) 20% or more of the combined voting power of the Company's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as defined below), or (ii) 33% or more of the combined voting power of the Company's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                  (b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in correction with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Agreement, be considered as though such person were a member of the Incumbent Board of the Company;

                  (c) The consummation of a merger, consolidation or reorganization involving the Company, other than one which satisfies both of the following conditions:

                          (i)  a merger, consolidation or reorganization which
would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Company or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Company's voting securities immediately before such merger, consolidation or reorganization, and

                          (ii) a merger, consolidation or reorganization in
which no Person is or becomes the Beneficial Owner directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

                  (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets;

                  (e) provided, however, that in no event shall the Spinoff constitute a Change in Control; provided, further, that notwithstanding the preceding provisions of this Section 7.1, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section is (1) an underwriter or underwriting syndicate that has acquired the ownership of any of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities, (2) the Company or any parent or subsidiary of the Company, or (3) an employee stock ownership plan or other employee benefit

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plan maintained by the Company (or any of its affiliated companies) that is qualified under the provisions of the Internal Revenue Code of 1986, as amended. In addition, notwithstanding the preceding provisions of this Section 7.1, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section 7.1 becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur.

7.2 Compensation. For purposes of this Agreement, Executive's "Compensation" shall equal the sum of (i) the higher of Executive's current Base Salary or Executive's highest annual salary rate within the five-year period ending on Executive's Date of Termination due to a Qualifying Termination, plus (ii) a Management Bonus Increment. The "Management Bonus Increment" shall equal the higher of 100% of the target bonus rate in the year Executive's employment terminates or the average of the two highest of the last five bonuses paid by the Company or its affiliates to Executive under the management bonus plan or any successor thereto. For purposes of the foregoing, Executive's salary and bonus while employed with Allergan prior to the Effective Date hereof shall be taken into account. In addition, for purposes of this Agreement, "management bonus plan" refers to the primary bonus plan or program of the Company for determining Executive's annual bonus, or, with respect to any applicable period of employment with Allergan, the Management Bonus Plan of Allergan. Except for Severance Payments required under Section 6.8, Compensation shall also include the monetary value of Executive's company car benefit in the prior calendar year.

7.3 Qualifying Termination. For purposes of this Agreement, a "Qualifying Termination" shall mean termination of Executive's employment hereunder due to either a Discharge Without Cause or a Voluntary Resignation for Good Reason.

                                   ARTICLE 8.

                                  EXCISE TAXES

8.1 Indemnification for Excise Tax. In the event that Executive becomes entitled to receive a Severance Payment hereunder, and such Severance Payment or any other benefits or payments (including transfers of property, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor thereto) or the regulations thereunder) that Executive receives, or is to receive, pursuant to this Agreement or any other agreement, plan or arrangement with the Company in connection with a Change in Control of the Company ("Other Benefits") shall be subject to the tax imposed pursuant to
Section 4999 of the Code (or any successor thereto) or any comparable provision of state law (an "Excise Tax"), the following rules shall apply:

                  (a) The Company shall pay to Executive, within 30 days after a Qualifying Termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax with respect to the Severance

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

Payments or the Other Benefits and any federal, state and local income tax, employment tax and Excise Tax upon such Gross-Up Payment, is equal to the amount that would have been retained by Executive if such Excise Tax were not applicable, as determined by the accounting firm (the "Auditors") serving as the Company's independent auditors immediately prior to the Change in Control or the Pre-Spinoff Sale. It is intended that Executive shall not suffer any loss or expense resulting from the assessment of any Excise Tax or the Company's reimbursement of Executive for payment of any such Excise Tax.

                  (b) For purposes of determining whether any of the Severance Payment or Other Benefits will be subject to an Excise Tax and the amount of such Excise Tax, (i) any other payment or benefits received or to be received by Executive in connection with a Change in Control of the Company or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code (or any successor thereto), and all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code (or any successor thereto) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code (or any successor thereto), (ii) the amount of the Severance Payments and Other Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or Other Benefits or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) of the Code (or any successor or successors thereto), after applying clause (i), above, and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor or successors thereto).

                  (c) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of Executive's Qualifying Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (d) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of Executive's Qualifying Termination, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (or any successor thereto) (the "Applicable Rate"). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of such Qualifying Termination (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-

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
Up Payment in respect of such excess (plus interest, determined at the Applicable Rate, payable with respect to such excess) at the time that the amount of such excess is finally determined.

                                   ARTICLE 9.

                         MITIGATION OR OFFSET; INSURANCE

9.1 Mitigation or Offset. Executive shall not be required to seek other employment or to reduce any amount payable to him under Article 6 or 8 hereof, and no such amount shall be reduced on account of any compensation received by Executive from other employment. However, the Company's obligation to pay any amount under this Agreement shall be reduced by any amount owed by the Executive to the Company or its affiliates.

9.2 Indemnification; Insurance.

                   (a) If Executive is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, or appeal therefrom, whether civil, criminal, administrative, investigative or otherwise, because he is or was an officer of the Company and/or AMO Germany, or at the express request of the Company and/or AMO Germany is or was serving, for purposes reasonably understood by him to be for the Company and/or AMO Germany, as a director, officer, partner, employee, agent or trustee (or in any other capacity of an association, corporation, general or limited partnership, joint venture, trust or other entity), the Company and AMO Germany shall indemnify jointly and severally Executive against any reasonable expenses (including attorneys' fees and disbursements), and any judgments, fines and amounts paid in settlement incurred by him in connection with such claim, action, suit, proceeding or appeal therefrom to the extent such expenses, judgments, fines and amounts paid in settlement were not advanced by the Company and/or AMO Germany on his behalf pursuant to Section 9.2(b) below. The Company and AMO Germany shall provide Executive with directors and officers liability insurance coverage at least as favorable to Executive as what the Company and AMO Germany maintains as of the date hereof or such greater coverage as the Company and AMO Germany may maintain from time to time.

                   (b) Upon the written request of Executive specifying the amount of a request advance and the intended use thereof, the Company and AMO Germany shall indemnify jointly and severally Executive for his expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement incurred by him in connection with such claim, action, suit, proceeding or appeal whether civil, criminal, administrative, investigative or otherwise, in advance of the final disposition of any such claim, action, suit, proceeding or appeal therefrom.

                                   ARTICLE 10.

                              RESTRICTIVE COVENANTS

 10.1 Confidentiality Covenant. Executive hereby agrees that Executive shall not, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as hereinafter defined). For a period of five (5) years after the termination of this Agreement, Executive agrees that, upon termination of Executive's employment with the Company and AMO Germany, all Confidential Information in Executive's possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company or AMO Germany and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company or AMO Germany copies of any Confidential Information that (i) was publicly known at the time of disclosure to Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company, AMO Germany or their affiliates by any person or entity, or (iii) is lawfully disclosed to Executive by a third party. As used in this Agreement, the term "Confidential Information" means: information disclosed to Executive or known by Executive as a consequence of or through Executive's relationship with the Company, AMO Germany and their affiliates, about the products, research and development efforts, regulatory efforts, manufacturing processes, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of the Company, AMO Germany and their affiliates.

 10.2 Solicitation of Employees. Executive hereby agrees that during the Term and for two (2) years thereafter, Executive shall not, either on Executive's own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company and its affiliates any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or an affiliate; provided, however, that a general advertisement to which an employee of the Company or an affiliate responds shall in no event be deemed to result in a breach of this
 Section 10.2.

 10.3 Enforcement.

                   (a) The Company, AMO Germany and Executive intend that the provisions of this Article 10 shall be fully enforceable as set forth herein. To the extent that any court of competent jurisdiction finds that any such provision is not enforceable by reason of its duration or scope, the Company, AMO Germany and Executive agree that it shall be enforced insofar as it may be enforced within the limits of the law of that jurisdiction, but that the Agreement as a whole shall be unaffected elsewhere.

                   (b) The Executive agrees that it would be difficult to compensate the Company and its affiliates fully for damages for any violation of the provisions of this Agreement, including, without limitation, the provisions of this Article 10. Accordingly, the Executive specifically agrees that the Company and its successors shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company and its affiliates to claim and recover damages in addition to injunctive relief.

                   (c) If Executive breaches any provision of Article 10, the rights of Executive (or Executive's estate) to a benefit under the Agreement, and the rights of a surviving spouse or any other person to a benefit under the Agreement, shall be forfeited, unless the Board determines that such activity is not detrimental to the best interests of the Company and its affiliates. Such forfeiture shall be in addition to any other remedy of the Company under the Agreement or at law and in equity with respect to such breach. However, if Executive ceases such activity and notifies the Board of this action, Executive's (or Executive's estate's) right to receive a benefit, and any right of a surviving spouse or any other person to a benefit, may be restored within sixty (60) days of said notification, unless the Board in its sole discretion determines that the prior activity has caused serious injury to the Company and its affiliates, which determination shall be final and conclusive.

                                   ARTICLE 11.

                               GENERAL PROVISIONS

 11.1 Release of Claims. Notwithstanding anything else in this Agreement, the obligation to provide any payments or other benefits to Executive pursuant to
 Article 6 or 8 shall be conditioned on Executive's execution of a mutual general release of claims in the form required by the Company.

 11.2 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties relating to the employment of the Executive by the Company and AM0 Germany with respect to the Term, and there are no representations, warranties or commitments, other than those set forth herein and in the Minutes of the Company's Board, which relate to such subject matter. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

 11.3 Successors.

     (a) This Agreement is personal to Executive, and without the prior written consent of the Company and AMO Germany shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

     (b) The rights and obligations of the Company, AMO Germany and their affiliates under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns.

11.4 No Waiver. No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition nor as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

11.5 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, except as expressly provided in this Agreement, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity or by statute or otherwise. No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.

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

11.6 Notices. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally, sent via facsimile or via an overnight courier service or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or as such other addresses the party addressed may have substituted by notice pursuant to this Section:

            (a)    If to the Company: Advanced Medical Optics, Inc.
                                      1700 East St. Andrew Place
                                      Santa Ana, CA 92705
                                      Attn: Chief Executive Officer

            (b)    If to Executive:   AMO Germany GmbH

Such notices or communications shall be deemed given upon delivery or, if earlier, one (1) day after being sent by overnight courier or three (3) days after being mailed by registered or certified mail, as provided above.

11.7 Governing Law. This Agreement shall be governed by the laws of the Federal Republic of Germany, without giving effect to the principles of conflict of laws thereof. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London, England, under the Rules of the London Court of International Arbitration (as in force as of the Effective Date), which Rules are deemed to be incorporated by reference into this Section 11.7. There shall be three (3) arbitrators (the "Tribunal"): each party shall appoint one (1) arbitrator, the third arbitrator shall be appointed by mutual agreement of the parties and in the absence of such agreement, such third arbitrator shall be appointed at the request of either party by the London Court of International Arbitration. The language to be used in the arbitration shall be English. Witnesses who are unable to speak English may give evidence through a translator. Unless the parties agree to extend this period, the Tribunal will render its award in writing within thirty (30) days of the close of the hearing. Judgment upon the award may be entered in any court having jurisdiction over the relevant party or its assets. In no event shall the Tribunal have any right or power to award punitive or exemplary damages. All and any awards of the Tribunal shall be final and binding upon the parties who, for the avoidance of doubt, expressly exclude all and any rights of appeal from all and any awards to the extent that such exclusion may be validly made.

11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one Agreement.

11.9 Captions. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

11.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this

Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

11.11 Survival. The representations and warranties contained herein and the Executive's obligations under Article 10 shall survive termination of the Term and of the Agreement as provided herein.

11.12 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover attorneys' fees and other expenses and costs incurred in that action or proceeding, in addition to any other relief that may be granted.

11.13 Executive's Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

11.14 Pension Arrangement.

               (a) Upon the Effective Date, AMO Germany agrees to provide Executive with full service credit under the Allergan GmbH Pension Plan for all periods beginning January 1, 1985 continue the additional "deferred compensation" pension arrangement of Pharma Allergan dated March 2001.

               (b) In accordance with the additional "deferred compensation" pension arrangement of Pharma Allergan dated March 2001 the Company and AMO Germany shall pay jointly and severally to Executive half of the maximum contribution to the State Scheme for Retirement and Unemployment of Germany as long as Executive is exempt from payment of contributions into the German State Scheme for Retirement and Unemployment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      "COMPANY"

                          Advanced Medical Optics, Inc., a Delaware corporation


                          By: /s/ Aimee Weisner
                             --------------------------------------------------
                             Title: Corporate Vice President
                                    General Counsel and Secretary
                                   --------------------------------------------

                          Date: June 26, 2002


                                      "AMO GERMANY"

                          AMO Germany GmbH

                          By: /s/ Ernst Kreischer /s/ Gisela Wilhelm-Westermann
                             --------------------------------------------------
                             Title:
                                   --------------------------------------------

                          Date: June 28, 2002


                                       "EXECUTIVE"


                          By: /s/ Holger Heidrich
                             --------------------------------------------------
                                       Signature

                          Date:    June 28, 2002
                               ------------------------------------------------

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

                                    EXHIBIT A

Agreement dated January 1, 2001 between Allergan and Employee.

Employment Agreement dated July 1, 1996 between Pharm-Allergan GmbH and
Employee.

Pension Plan promises dated March 20, 200l and August 26, 1997.

Travel Reimbursement policy dated October 28, 1998.


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